UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2017
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 5, 2017, Itron, Inc. (the “Company”) and Silver Spring Networks, Inc. (“Silver Spring”) issued a press release (the “Joint Press Release”) announcing that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the Company’s previously announced pending acquisition of Silver Spring expired without a request for additional information by the Federal Trade Commission.  Expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the acquisition as specified in the Agreement and Plan of Merger, dated September 17, 2017 by and among the Company, Ivory Merger Sub., Inc., a wholly-owned subsidiary of the Company, and Silver Spring (the “Merger Agreement”).

The closing of the acquisition is subject to Silver Spring stockholder approval and the satisfaction of certain other closing conditions set forth in the Merger Agreement. A copy of the Joint Press Release announcing these events dated December 5, 2017 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Joint Press Release dated December 5, 2017.*

*  This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	December 5, 2017	By:	/s/ Joan S. Hooper
Joan S. Hooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release dated December 5, 2017.*

*  This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.